Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), Edgar O. Montes, Chief Executive Officer and Director (Principal Executive Officer) of WageWorks, Inc. (the “Company”), and Ismail Dawood, Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies that, to the best of his knowledge:

1.
Our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2017, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 26, 2019

/s/ EDGAR O. MONTES
Name:	Edgar O. Montes
Title:	Chief Executive Officer and Director (Principal Executive Officer)

/s/ ISMAIL DAWOOD
Name:	Ismail Dawood
Title:	Chief Financial Officer (Principal Financial Officer)